As filed with the Securities and Exchange Commission on January 27, 2004
 -------------------------------------------------------------------------------

                               FILE NO. 333- ____

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ALLSTATE LIFE INSURANCE COMPANY
                           (Exact Name of Registrant)


           ILLINOIS                                       36-2554642
           (State or Other Jurisdiction of               (I.R.S. Employer
           Incorporation or Organization)                Identification Number)



                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-5000

            (Address and Phone Number of Principal Executive Office)


                               MICHAEL J. VELOTTA
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                         ALLSTATE LIFE INSURANCE COMPANY
                          3100 SANDERS ROAD, SUITE J5B
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-2400

       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:

RICHARD T. CHOI, ESQUIRE                         LISETTE WILLEMSEN, ESQUIRE
FOLEY & LARDNER                                  ALLSTATE LIFE INSURANCE COMPANY
3000 K STREET, NW SUITE 500                      3100 SANDERS ROAD, SUITE J5B
WASHINGTON, D.C. 20007                           NORTHBROOK, IL 60062


Approximate date of commencement of proposed sale to the public: The annuity contracts and interests thereunder covered by this registration statement are to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/


CALCULATION OF REGISTRATION FEE

-------------------------------- --------------------- -------------------------- ------------------------------- -----------------
Title of securities to be         Amount to be           Proposed maximum           Proposed maximum               Amount of
registered                        registered(1)          offering price per unit aggregate offering price(1)   registration fee(3)
-------------------------------- ---------------------- -------------------------- ------------------------------ -----------------
Deferred annuity                 $300,000,000            (2)                          $300,000,000                  $24,270.00
interests and
participating
interests therein
-------------------------------- ---------------------- -------------------------- ------------------------------ -----------------

(1) Estimated solely for purpose of determining the registration fee.

(2) The Contract does not provide for a predetermined amount or number of units.

(3) Of the $200,000,000 of units of interest under deferred annuity contracts previously registered under Registration Statement No. 333-105208, $119,017,598.53 for which a filing fee was previously paid, are being carried forward pursuant to Rule 429.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

Registrant is filing this registration statement for the sole purpose of registering additional interests under a deferred annuity contract previously described in the prospectus contained in Registrant's Form S-3 registration statement (File No. 333-105208). Registrant incorporates herein by reference that prospectus, which remains unchanged.


                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Allstate Life Insurance Company ("Registrant") provide that Registrant will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of Registrant, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Registrant before such date.

The directors and officers of Registrant have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.        Description

(1) Underwriting Agreement between Allstate Life Insurance Company and Allstate Distributors, L.L.C. (Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-31288) dated April 27, 2000.)

(2) None

(4) Form of Single Premium Deferred Annuity Certificate and Application (Incorporated herein by reference to Registrant's initial Form S-3 Registration Statement (File No. 333-105208) dated May 13, 2003.)

(5) Opinion and Consent of General Counsel re: Legality

(8) None

(11) None

(12) None

(15) None

(23)(a) Independent Auditors' Consent

    (b) Consent of Foley & Lardner

(24)(a) Powers of Attorney for Michael J. Velotta, David A. Bird, Margaret G. Dyer, Marla G. Friedman, Edward M. Liddy, John C. Lounds, J. Kevin McCarthy, Robert W. Pike, Samuel H. Pilch, Steven E. Shebik, Eric A. Simonson, Thomas J. Wilson, II and Kevin R. Slawin. (Incorporated herein by reference to Allstate Life's initial Form S-3 Registration Statement (File No. 333-100068) filed September 25, 2002).

(24)(b) Powers of Attorney for Casey J. Sylla and Danny L. Hale (Incorporated herein by reference to Registrant's initial Form S-3 Registration Statement File No. 333-105208) dated May 13, 2003.)

(25) None

(26) None

(27) Not applicable

(99) None


ITEM 17.     UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof ) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, Allstate Life Insurance Company, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 27th day of January, 2004.

                                                ALLSTATE LIFE INSURANCE COMPANY
                                                                    (REGISTRANT)

                                                      By: /s/MICHAEL J. VELOTTA
                                        ---------------------------------------
                                                              Michael J. Velotta
                                               Senior Vice President, Secretary
                                                             and General Counsel


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 27th day of January, 2004.


*/CASEY J. SYLLA                Chairman of the Board, President and Director
----------------------          Principal Executive Officer)
Casey J. Sylla


/s/MICHAEL J. VELOTTA           Senior Vice President, Secretary,
---------------------           General Counsel and Director
Michael J. Velotta


*/DAVID A. BIRD                 Senior Vice President and Director
------------------
David A. Bird


*/MARGARET G. DYER              Senior Vice President and Director
-----------------
Margaret G. Dyer


*/MARLA G. FRIEDMAN             Senior Vice President and Director
-------------------
Marla G. Friedman

*/DANNY L. HALE                 Director
-------------------
Danny L. Hale


*/EDWARD M. LIDDY               Director
-----------------
Edward M. Liddy


*/JOHN C. LOUNDS                Senior Vice President and Director
-----------------
John C. Lounds


*/J. KEVIN MCCARTHY             Senior Vice President and Director
-----------------
J. Kevin McCarthy


*/ROBERT W. PIKE                Director
------------------
Robert W. Pike


*/SAMUEL H. PILCH               Group Vice President and Controller
------------------              (Principal Accounting Officer)
Samuel H. Pilch


*/STEVEN E. SHEBIK              Senior Vice President, Chief Financial Officer
------------------              and Director (Principal Financial Officer)
Steven E. Shebik


*/ERIC A. SIMONSON              Senior Vice President, Chief Investment
------------------              Officer and Director
Eric A. Simonson


*/KEVIN R. SLAWIN               Senior Vice President and Director
------------------
Kevin R. Slawin


*/THOMAS J. WILSON, II          Director
------------------
Thomas J. Wilson, II



*/ By Michael J.  Velotta,  pursuant to Powers of Attorney  previously  filed.

                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.             Description

   5                    Opinion and Consent of General Counsel
   23(a)                Independent Auditors' Consent
   23(b)                Consent of Foley & Lardner